Exhibit 99.1

Contact:	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2008 SECOND QUARTER EARNINGS RESULTS

TUPELO, MISSISSIPPI (July 15, 2008) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its earnings results for the second quarter of 2008. Net income for the second quarter of 2008 was $7,985,000, up 12.67%, as compared to $7,087,000 for the second quarter of 2007. The increase in net income can be attributed to higher levels of net interest income and noninterest income offset partially by increases in noninterest expense and our provision for loan losses.

Basic and diluted earnings per share were $0.38 for the second quarter of 2008, compared to basic earnings per share of $0.42 and diluted earnings per share of $0.41 for the second quarter of 2007. The decrease in basic and diluted earnings per share can be partially attributed to the shares of our common stock issued in connection with the Capital Bancorp acquisition, which was completed on July 1, 2007, and the related equity offering of our common stock during the second quarter of 2007.

“Even as record high gas prices, slowing real estate markets and lingering effects from national credit issues continue to challenge the financial services and banking industry, we are pleased with our solid earnings results for the second quarter of 2008,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw.

Total assets as of June 30, 2008 were $3.782 billion, representing a 4.70% increase from December 31, 2007 and a 35.50% increase since June 30, 2007. Total loans were approximately $2.541 billion at the end of the second quarter of 2008, a decrease of 1.78% from $2.587 billion at December 31, 2007 and an increase of 28.47% from $1.978 billion at June 30, 2007. Total deposits were $2.467 billion at June 30, 2008, representing a 3.17% decrease from December 31, 2007 and a 10.97% increase since June 30, 2007. The acquisition of Capital on July 1, 2007 increased total assets by $614,802,000, total loans by $515,982,000 and total deposits by $490,257,000; these amounts are not reflected in our financial statements as of June 30, 2007.

“While national and regional economies are experiencing a slow down, certain markets within the Renasant footprint have started to see a slight reduction in housing inventories,” commented McGraw. “This slight improvement emphasizes the quality of our geographic market diversity, however we continue to recognize the overall difficulties in the housing and real estate markets and will continue to apply strict underwriting standards on all new and renewing loans. These factors led to a $50.5 million reduction in our construction portfolio during the second quarter.”

“As we continue our prudent underwriting practices, we believe this will help alleviate further exposure to soft market conditions in the real estate sector during the second half of the year. Although loans have decreased during the first six months of 2008, we believe the markets within our footprint have viable economies necessary to support and sustain our long term growth,” added McGraw.

Stockholders’ equity was $403,795,000 at June 30, 2008, an increase of 1.18% from $399,073,000 at December 31, 2007 and an increase of 27.53% from $316,634,000 during the same period for 2007. Changes in stockholders’ equity reflects the acquisition of Capital, earnings, dividends paid and changes in unrealized gains and losses on investment securities available for sale. At June 30, 2008, the Company’s regulatory capital ratios remained above “well-capitalized” requirements.

Net interest income grew to $27,502,000 for the second quarter of 2008 compared to $21,519,000 for the same period in 2007. This increase is partly a result of a continued focus on managing our funding costs, as reflected by the fact that while the average balance of interest bearing liabilities increased 39.65% from the second quarter 2007 to the second quarter 2008, interest expense only increased 4.27% during the same period. Net income was also positively affected by an increase of $878,223,000 in average earning assets, primarily attributable to the Capital acquisition and the purchase of investment securities.

Net interest margin declined to 3.43% for the second quarter of 2008 as compared to 3.66% for the second quarter of 2007. On a linked quarter basis, net interest margin was 3.43% for the second quarter of 2008 as compared to 3.52% for the first quarter of 2008.

“Although recent reductions in interest rates have caused our yields on earning assets to decrease, we have somewhat mitigated this effect by managing the repricing of our deposits and utilizing cheaper sources of alternative borrowings,” commented McGraw.

Noninterest income increased 7.17% to $13,790,000 for the second quarter of 2008 from $12,867,000 for the second quarter of 2007. The operations acquired in the Capital merger contributed $835,000 of noninterest income for the second quarter of 2008. The growth in noninterest income also was due to increases in fees from loans, deposits and our mortgage lending division. On a linked quarter basis, noninterest income decreased from $13,857,000 for the first quarter of 2008. The decrease in noninterest income during the second quarter of 2008 compared to the first quarter of 2008 includes our receipt of $409,000 from the Visa initial public offering and $271,000 in contingency income related to our insurance division during the first quarter of 2008. Excluding these two items for the first quarter of 2008, noninterest income for the second quarter 2008 grew at an annualized rate of 18.61%.

“Our fee income derived from such products as insurance, mortgage lending, trust, mutual funds, and annuities remains a stable source of income for the company,” stated McGraw.

Noninterest expense was $27,698,000 for the second quarter of 2008, up 18.53% compared to $23,367,000 for the second quarter of 2007. The operations acquired in the Capital merger increased noninterest expense $2,992,000 for the second quarter of 2008.

Non-performing loans (loans 90 days due or more and nonaccrual) totaled $26,621,000 at June 30, 2008 as compared to $16,277,000 at December 31, 2007 and $7,553,000 at June 30, 2007. Non-performing loans as a percentage of total loans were 1.05% at June 30, 2008, as compared to 0.63% at December 31, 2007 and 0.38% at June 30, 2007. On a linked quarter basis, non-performing loans as a percentage of total loans increased from 0.85% at March 31, 2008 to 1.05% at June 30, 2008.

Although non-performing loans increased, the Company’s total past due loans (loans 30 days or more overdue and nonaccrual) as a percentage of total loans decreased from 2.66% during the first quarter of 2008 to 2.28% for the second quarter of 2008. The allowance for loan losses as a percentage of loans was 1.05% at June 30, 2008, as compared to 1.02% at December 31, 2007 and 1.04% at June 30, 2007. Annualized net charge-offs as a percentage of average loans were 0.43% for the second quarter of 2008, up from 0.26% for the first quarter of 2008 and 0.06% for the second quarter of 2007. The provision for loan losses was $2,200,000 for the second quarter of 2008 as compared to $800,000 for the same period in 2007.

“The increase in our loan loss provision is a reflection of construction and land development conditions in some of our markets,” said McGraw. “Although it appears no one is immune from 2008’s challenging economic environment, we believe we have the proper tools, conservative credit culture, underwriting processes and people in place to aggressively work through any credit issues while minimizing losses that may arise.”

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, July 16, 2008, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be archived on the Company’s website for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 866-271-6130 in the United States and entering the participant passcode 64513717. International participants should dial 617-213-8894 and enter the participant passcode 64513717.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. As of June 30, 2008, Renasant has assets of approximately $3.8 billion and operates over 65 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2008		2007				Q2 2008- Q2 2007 Percent Variance	For the Six Months Ended June 30,
Statement of earnings	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2008	2007	Percent Variance
Interest income - taxable equivalent basis	$51,386	$54,324	$57,339	$57,571	$44,399	$42,534	15.74	$105,710	$86,933	21.60
Interest income	$50,465	$53,383	$56,316	$56,636	$43,541	$41,710	15.90	$103,848	$85,251	21.81
Interest expense	22,963	26,226	29,373	29,938	22,022	21,049	4.27	49,189	43,071	14.20

Net interest income	27,502	27,157	26,943	26,698	21,519	20,661	27.80	54,659	42,180	29.59

Provision for loan losses	2,200	2,625	1,975	1,313	800	750	175.00	4,825	1,550	211.29

Net interest income after provision	25,302	24,532	24,968	25,385	20,719	19,911	22.12	49,834	40,630	22.65

Service charges on deposit accounts	5,750	5,433	5,526	5,239	4,919	4,844	16.89	11,183	9,763	14.54
Fees and commissions on loans and deposits	4,481	3,765	3,834	4,104	4,060	3,728	10.37	8,246	7,788	5.88
Insurance commissions and fees	838	857	891	930	918	810	(8.71)	1,695	1,728	(1.91)
Trust revenue	670	626	806	806	680	567	(1.47)	1,296	1,247	3.93
Gain (loss) on sale of securities	—	—	—	—	(1)	79	(100.00)	—	78	(100.00)
Gain on sale of mortgage loans	1,311	1,521	1,291	1,201	1,225	1,146	7.02	2,832	2,371	19.44
Other	740	1,655	849	1,166	1,066	1,503	(30.58)	2,395	2,569	(6.77)

Total non-interest income	13,790	13,857	13,197	13,446	12,867	12,677	7.17	27,647	25,544	8.23

Salaries and employee benefits	14,849	14,718	13,970	15,010	13,083	12,927	13.50	29,567	26,010	13.68
Occupancy and equipment	3,413	3,373	3,371	3,269	2,836	2,731	20.35	6,786	5,567	21.90
Data processing	1,303	1,307	993	1,425	1,265	1,202	3.00	2,610	2,467	5.80
Amortization of intangibles	578	584	596	610	391	394	47.83	1,162	785	48.03
Other	7,555	6,816	6,513	6,375	5,792	5,247	30.44	14,371	11,039	30.18

Total non-interest expense	27,698	26,798	25,443	26,689	23,367	22,501	18.53	54,496	45,868	18.81

Income before income taxes	11,394	11,591	12,722	12,142	10,219	10,087	11.50	22,985	20,306	13.19
Income taxes	3,409	3,314	3,967	3,845	3,132	3,125	8.84	6,723	6,257	7.45

Net income	$7,985	$8,277	$8,755	$8,297	$7,087	$6,962	12.67	$16,262	$14,049	15.75

Basic earnings per share	$0.38	$0.40	$0.42	$0.39	$0.42	$0.45	(9.52)	$0.78	$0.86	(9.30)
Diluted earnings per share	0.38	0.39	0.41	0.39	0.41	0.44	(7.32)	0.77	0.85	(9.41)

Average basic shares outstanding	20,946,287	20,878,478	20,953,099	21,096,156	17,029,781	15,554,515	23.00	20,912,383	16,296,223	28.33
Average diluted shares outstanding	21,205,208	21,133,235	21,297,082	21,437,848	17,292,914	15,865,906	22.62	21,164,345	16,578,103	27.66

Common shares outstanding	20,954,627	20,930,871	20,841,365	20,983,501	18,356,974	15,560,006	14.15	20,954,627	18,356,974	14.15
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.16	$0.16	6.25	$0.34	$0.32	6.25

Performance ratios
Return on average shareholders’ equity	7.82%	8.21%	8.74%	8.45%	9.74%	11.05%		8.05%	10.35%
Return on average shareholders’ equity, excluding amortization expense	8.17%	8.57%	9.10%	8.83%	10.07%	11.44%		8.41%	10.70%
Return on average assets	0.86%	0.92%	0.96%	0.94%	1.04%	1.06%		0.89%	1.05%
Return on average assets, excluding amortization expense	0.89%	0.96%	1.00%	0.98%	1.07%	1.10%		0.92%	1.09%

Net interest margin (FTE)	3.43%	3.52%	3.48%	3.52%	3.66%	3.67%		3.47%	3.66%
Yield on earning assets (FTE)	6.20%	6.81%	7.14%	7.32%	7.25%	7.27%		6.50%	7.26%
Average earning assets to average assets	88.83%	88.44%	88.41%	88.71%	89.74%	89.13%		88.64%	89.49%
Average loans to average deposits	101.20%	99.90%	99.91%	94.02%	87.00%	86.12%		100.54%	86.52%

Noninterest income (less securities gains/ losses) to average assets	1.48%	1.54%	1.45%	1.52%	1.89%	1.92%		1.51%	1.90%
Noninterest expense to average assets	2.97%	2.97%	2.80%	3.01%	3.43%	3.43%		2.97%	3.43%
Net overhead ratio	1.49%	1.43%	1.35%	1.49%	1.54%	1.51%		1.46%	1.52%
Efficiency ratio (FTE)	65.61%	63.87%	61.81%	64.97%	66.30%	65.87%		64.75%	66.09%

*Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2008		2007				Q2 2008- Q2 2007 Percent Variance	For the Six Months Ended June 30,
Average balances	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2008	2007	Percent Variance
Total assets	$3,752,401	$3,629,623	$3,605,684	$3,515,669	$2,735,556	$2,663,515	37.17	$3,691,018	$2,698,373	36.79
Earning assets	3,333,176	3,210,112	3,187,663	3,118,727	2,454,953	2,373,908	35.77	3,271,644	2,414,653	35.49
Securities	704,694	555,174	542,235	548,612	476,742	444,420	47.81	629,934	460,669	36.74
Loans, net of unearned	2,611,843	2,631,101	2,630,255	2,557,185	1,954,517	1,885,122	33.63	2,621,472	1,920,011	36.53
Intangibles	195,949	197,036	196,718	194,743	97,697	98,094	100.57	196,493	97,894	100.72

Non-interest bearing deposits	$298,692	$293,528	$300,782	$298,278	$257,273	$258,071	16.10	$296,075	$258,845	14.38
Interest bearing deposits	2,233,380	2,301,291	2,302,862	2,389,220	1,951,730	1,899,474	14.43	2,267,309	1,925,746	17.74
Total deposits	2,532,072	2,594,819	2,603,644	2,687,498	2,209,003	2,157,545	14.63	2,563,384	2,184,591	17.34
Other borrowings	774,052	587,957	547,946	385,589	201,743	212,762	283.68	681,004	207,222	228.63
Shareholders’ equity	410,780	405,355	397,516	389,621	291,864	255,470	40.74	406,151	273,787	48.35

Asset quality data
Nonaccrual loans	$17,659	$16,090	$14,231	$12,657	$5,905	$6,368	199.05	$17,659	$5,905	199.05
Loans 90 past due or more	8,962	5,888	2,046	2,125	1,648	3,913	443.81	8,962	1,648	443.81

Non-performing loans	26,621	21,978	16,277	14,782	7,553	10,281	252.46	26,621	7,553	252.46
Other real estate owned and repossessions	13,111	12,802	8,584	3,168	2,309	2,897	467.82	13,111	2,309	467.82

Non-performing assets	$39,732	$34,780	$24,861	$17,950	$9,862	$13,178	302.88	$39,732	$9,862	302.88

Net loan charge-offs (recoveries)	$2,823	$1,726	$2,397	$377	$277	$202	919.13	$4,549	$479	849.69
Allowance for loan losses	26,647	27,271	26,372	26,926	20,605	20,082	29.32	26,647	20,605	29.32

Non-performing loans / total loans	1.05%	0.85%	0.63%	0.57%	0.38%	0.54%		1.05%	0.38%
Non-performing assets / total assets	1.05%	0.94%	0.69%	0.50%	0.35%	0.48%		1.05%	0.35%
Allowance for loan losses / total loans	1.05%	1.06%	1.02%	1.04%	1.04%	1.06%		1.05%	1.04%
Allowance for loan losses / non-performing loans	100.10%	124.08%	162.02%	182.15%	272.81%	195.33%		100.10%	272.81%
Annualized net loan charge-offs / average loans	0.43%	0.26%	0.36%	0.06%	0.06%	0.04%		0.35%	0.05%

Balances at period end
Total assets	$3,782,196	$3,699,276	$3,612,287	$3,584,519	$2,791,295	$2,754,930		$3,782,196	$2,791,295	35.50
Earning assets	3,339,511	3,267,329	3,179,153	3,168,182	2,494,569	2,460,185		3,339,511	2,494,569	33.87
Securities	741,154	636,338	539,590	543,017	460,606	462,588		741,154	460,606	60.91
Mortgage loans held for sale	43,487	33,062	37,468	25,911	38,048	29,098		43,487	38,048	14.30
Loans, net of unearned	2,541,012	2,580,911	2,586,693	2,588,563	1,977,941	1,889,799		2,541,012	1,977,941	28.47
Intangibles	194,688	196,264	197,314	196,643	97,286	97,902		194,688	97,286	100.12

Non-interest bearing deposits	$305,877	$304,171	$299,394	$315,813	$274,336	$273,726		$305,877	$274,336	11.50
Interest bearing deposits	2,161,301	2,322,471	2,248,427	2,348,064	1,949,018	1,991,620		2,161,301	1,949,018	10.89
Total deposits	2,467,178	2,626,642	2,547,821	2,663,877	2,223,354	2,265,346		2,467,178	2,223,354	10.97
Other borrowings	878,813	623,906	624,388	483,988	218,045	200,764		878,813	218,045	303.04
Shareholders’ equity	403,795	409,827	399,073	392,312	316,634	258,566		403,795	316,634	27.53

Market value per common share	$14.73	$22.50	$21.57	$21.63	$22.74	$24.68		$14.73	$22.74	(35.22)
Book value per common share	19.27	19.58	19.15	18.70	17.25	16.62		19.27	17.25	11.72
Tangible book value per common share	9.98	10.20	9.68	9.32	11.95	10.33		9.98	11.95	(16.49)
Shareholders’ equity to assets (actual)	10.68%	11.08%	11.05%	10.94%	11.34%	9.39%		10.68%	11.34%
Tangible capital ratio	5.83%	6.10%	5.91%	5.78%	8.14%	6.05%		5.83%	8.14%
Leverage ratio	8.12%	8.23%	8.09%	8.26%	11.02%	8.85%		8.12%	11.02%

Detail of Loans by Category
Commercial, financial, agricultural	$303,385	$310,497	$317,866	$336,157	$265,062	$243,274		$303,385	$265,062	14.46
Lease financing	2,130	2,304	2,557	2,906	3,409	3,833		2,130	3,409	(37.52)
Real estate - construction	335,430	385,957	386,184	401,652	247,241	231,311		335,430	247,241	35.67
Real estate - 1-4 family mortgages	857,165	846,626	850,658	841,266	669,557	654,604		857,165	669,557	28.02
Real estate - commercial mortgages	972,111	954,131	948,322	925,001	715,408	676,015		972,111	715,408	35.88
Installment loans to individuals	70,791	81,396	81,006	81,581	77,264	80,762		70,791	77,264	(8.38)

Loans, net of unearned	$2,541,012	$2,580,911	$2,586,593	$2,588,563	$1,977,941	$1,889,799		$2,541,012	$1,977,941	28.47

*Percent variance not meaningful